UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PEMSTAR INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed under Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by PEMSTAR INC.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: PEMSTAR INC.

Commission File No.:000-31223

The Federal Trade Commission has informed Benchmark Electronics, Inc. (NYSE:BHE) and Pemstar Inc. (NASDAQ:PMTR) that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has been granted for Benchmark’s proposed acquisition of Pemstar. Termination of the Hart-Scott-Rodino waiting period is a condition to completion of the proposed merger. Completion of the merger remains subject to the approval of Pemstar’s shareholders at a special meeting of the shareholders of Pemstar on December 20, 2006 and other closing conditions set forth in the merger agreement.

FORWARD-LOOKING STATEMENTS

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, for example, statements regarding benefits of the proposed merger, the likelihood and timing of the closing of the proposed merger, integration plans and expected synergies and anticipated future financial and operating performance and results, including estimates for growth. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, for example, the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Pemstar Inc.’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully or that anticipated synergies will not be achieved or will take longer to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or governmental entities; unexpected transaction costs or liabilities; economic conditions; and other specific factors discussed in documents filed with the SEC by both Pemstar Inc. and Benchmark Electronics, Inc.

ADDITIONAL INFORMATION

This communication may be deemed to be a solicitation of a proxy from any security holder of Pemstar Inc. Benchmark Electronics, Inc. has filed a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement includes a proxy statement of Pemstar Inc. that also constitutes a prospectus of Benchmark Electronics, Inc., which has been sent to the shareholders of Pemstar Inc. Shareholders are urged to read the proxy statement/prospectus and any other relevant document, because they will contain important information about Benchmark Electronics, Inc., Pemstar Inc. and the proposed transaction. A definitive proxy statement has been sent to shareholders of Pemstar Inc. seeking approval of the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Pemstar Inc., upon written request to Pemstar Inc., 3535 Technology Drive, N.W., Rochester, Minnesota 55901, or by calling (507) 535-4104.

PARTICIPANTS IN THE PROPOSED TRANSACTION

Pemstar Inc. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pemstar Inc. may be found in its 2006 Annual Report on Form 10-K filed with the SEC on June 23, 2006 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on June 30, 2006. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants is also included in the proxy statement/prospectus regarding the proposed transaction.

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